                                                                      Exhibit 99
                                                                      ----------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                                DECEMBER 31, 1998


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

         1. Statement of Cash Available for Distribution for the:

                                                                            Year Ended         Three Months Ended
                                                                        December 31, 1998      December 31, 1998
                                                                        -----------------      ------------------

             Net loss                                                      $  (86,000)              $(21,000)

             Add:    Equity in loss of Local Limited Partnership               24,000                  3,000
                     Loss on sale of investment in
                       Local Limited Partnership                               23,000                     --
                     Collections from note receivable                          70,000                     --
                     Distribution received from
                        Local Limited Partnership                             150,000                     --
                     Cash from reserves                                            --                 18,000
             Less:   Cash to reserves                                        (181,000)                    --
                                                                           ----------              ----------
             Cash Available for Distribution                               $       --              $       --
                                                                           ==========              ==========

         2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1998:

                  Entity           Receiving Form of
               Compensation          Compensation          Amount
               ------------          ------------          ------

               None